Exhibit 99.1

Enthusiast Gaming Announces Intention to File Form 15F to
Voluntarily Deregister and Suspend its SEC Reporting Obligations

LOS ANGELES, February 9, 2024 -- Enthusiast Gaming Holdings Inc. (“Enthusiast Gaming” or the “Company”), an integrated gaming entertainment company, today announced that it filed a Form 15F with the Securities and Exchange Commission (the “SEC”) to deregister its common shares (“Shares”) under Section 12(g) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and to suspend its reporting obligations under Section 15(d) of the Exchange Act (the “Deregistration”). The Company’s obligation to file reports with the SEC, including annual reports and Forms 6-K, will be suspended immediately upon filing of the Form 15F. Once the Form 15F is effective, which is expected to occur within 90 days of filing, the Company will no longer be a public reporting company and its obligations to file other reports with the SEC will also be suspended. Shares will continue to trade on the Toronto Stock Exchange (“TSX”).

As previously announced in its press release dated October 23, 2023, the Company announced its intention to voluntarily delist its Shares from the Nasdaq Stock Market LLC (“Nasdaq”). On October 30, 2023, the Company filed a Form 25 to report the delisting of the Company’s Shares from Nasdaq and to deregister the Company’s Shares under Section 12(b) of the Exchange Act.

The Company’s financial statements, press releases and other information will continue to be available on SEDAR+ at www.sedarplus.ca and on its website at www.enthusiastgaming.com.

About Enthusiast Gaming

Enthusiast Gaming is the leading gaming media and entertainment company in North America, building the largest platform for video game enthusiasts and esports fans to connect and compete worldwide. Combining the elements of its five core pillars: creators, content, communities, games, and experiences, Enthusiast Gaming provides a unique opportunity for marketers to create integrated brand solutions to connect with coveted Gen Z and Millennial audiences. Through its proprietary mix of digital media, content and gaming assets, Enthusiast Gaming continues to grow its network of communities, reflecting the scale and diversity of gaming enthusiasts today.

Contacts

Enthusiast Gaming Investor Relations:

Felicia DellaFortuna, Chief Financial Officer

FNK IR, Rob Fink and Matt Chesler, CFA

investor@enthusiastgaming.com

Forward-Looking Statements

This news release contains certain statements that may constitute forward-looking information under applicable securities laws. All statements, other than those of historical fact, which address activities, events, outcomes, results, developments, performance or achievements that Enthusiast Gaming anticipates or expects may or will occur in the future (in whole or in part) should be considered forward-looking information. Often, but not always, forward-looking information can be identified by the use of words such as “plans”, “expects”, “is expected”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates”, or “believes” or variations (including negative variations) of such words and phrases, or statements formed in the future tense or indicating that certain actions, events or results “may”, “could”, “would”, “might” or “will” (or other variations of the forgoing) be taken, occur, be achieved, or come to pass. Forward-looking statements in this news release include, but are not limited to, statements regarding the timing of the Company’s deregistration becoming effective, its filing obligations thereafter and the Company’s continued listing on the TSX.

Forward-looking statements are based on assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions and expected future developments, including, but not limited to, expectations and assumptions concerning: interest and foreign exchange rates; capital efficiencies, cost saving and synergies; growth and growth rates; the success in the esports and gaming media industry; the Company’s growth plan, and judgment applied in the application of the Company’s accounting policies and in the preparation of financial statements in accordance with applicable financial reporting standards. While Enthusiast Gaming considers these assumptions to be reasonable, based on information currently available, they may prove to be incorrect. Readers are cautioned not to place undue reliance on forward-looking statements. In addition, forward-looking statements necessarily involve known and unknown risks, including, without limitation, risks associated with general economic conditions; adverse industry events; and future legislative, tax and regulatory developments. Readers are cautioned that the foregoing list is not exhaustive. For more information on the risks, uncertainties and assumptions that could cause anticipated opportunities and actual results to differ materially, please refer to the public filings of Enthusiast Gaming which are available on SEDAR+ at www.sedarplus.ca. Readers are further cautioned not to place undue reliance on forward-looking statements as there can be no assurance that the plans, intentions or expectations upon which they are placed will occur. Such information, although considered reasonable by management at the time of preparation, may prove to be incorrect and actual results may differ materially from those anticipated. Forward-looking statements contained in this news release are expressly qualified by this cautionary statement and reflect our expectations as of the date hereof, and thus are subject to change thereafter. Enthusiast Gaming disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Neither the Toronto Stock Exchange nor its Regulation Services Provider (as that term is defined in the policies of the exchange) accepts responsibility for the adequacy or accuracy of this release.